FULL SERVICE OFFICE LEASE
                           (SHORT TERM)


                         TABLE OF CONTENTS




 1.  SALIENT LEASE TERMS                                   1
 2.  DEFINITIONS                                           2
 3.  PREMISES                                              4
 4.  TERM                                                  5
 S.  RULES AND REGULATIONS                                 5
 6.  DELAY IN DELIVERY OF POSSESSION                       5
 7.  MINIMUM RENT                                          5
 8.  ADDITIONAL RENT                                       5
 9.  TRANSFER OF SECURITY                                  6
10.  SECURITY DEPOSIT                                      6
11.  USE                                                   7
12.  COMPLIANCE WITH LAWS AND  REGULATIONS                 7
13.  SERVICE AND EQUIPMENT                                 8
14.  WASTE                                                 9
15.  ALTERATIONS                                          10
16.  PROPERTY INSURANCE                                   10
17.  INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION    10
18.  LIABILITY INSURANCE                                  11
19.  INSURANCE POLICY REQUIREMENTS                        11
20.  LESSEE INSURANCE DEFAULT                             12
21.  FORFEITURE OF PROPERTY                               12
22.  MAINTENANCE AND REPAIRS                              12
23.  DESTRUCTION                                          13
24.  CONDEMNATION                                         13
25.  ASSIGNMENT AND SUBLETTING                            14
26.  ABANDONMENT                                          14
27.  ENTRY BY LESSOR                                      14
28.  SIGNS                                                14
29.  DEFAULT                                              14
30.  REMEDIES UPON DEFAULT                                15
31.  WAIVER OF CALIFORNIA CODE SECTIONS                   16
32.  MORTGAGEE PROTECTION                                 16
33.  LESSOR'S EXCULPATION                                 17
34.  ATTORNEYS' FEES                                      17
35.  NOTICES                                              17
36.  SUBORDINATION                                        17
37.  ESTOPPEL CERTIFICATES                                18
38.  WAIVER                                               18
39.  HOLDING OVER                                         18
40.  SUCCESSORS AND ASSIGNS                               18
41.  TIME                                                 18
42.  EFFECT OF LESSOR'S CONVEYANCE                        18
43.  COMMON AREAS                                         18
44.  LATE CHARGES                                         18
45.  CORPORATE AUTHORITY                                  19
46.  MISCELLANEOUS PROVISIONS                             19








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                        FULL SERVICE OFFICE LEASE
                               (SHORT TERM)

                      ARTICLE 1. SALIENT LEASE TERMS

THIS LEASE is dated for reference purposes only this 15 day of November, 19 95.

     1.1       Rent Payment:       The Peregrine Real Estate
                                   c/o United Property Services, Inc.
                                   P.O. Box 661300
                                   Sacramento, California 95866-1300

     1.2       Parties and         Lessor: THE PEREGRINE REAL ESTATE TRUST
               Notice              1300 Ethan Way, Suite 200
               Addresses:          Sacramento, CA 95425
                                   (916) 929-8244
                                   Fax No. (916) 929-1122

                                   Lessee: ThermoGenesis Corporation
                                   2893 Sunrise Blvd., Suite 206-208
                                   Rancho Cordova, Ca 95742

               (If more than one, then the obligations hereunder
                           shall be joint and several.)


                                                           (Section 48.12)

     1.3 Premises:             (A)  Name and Location of Complex:
                                    Bank Of Commerce Center
                               (B)  Leased Premises: 2893 Sunrise Blvd.,
                                    Suite 206-208
                                    Rancho Cordova, Ca. 95742
                               (C)  Approximately 3,645 Square Feet


                                                           (Section 3.2)

     1.4 Term:                 (A)  Estimated Delivery Date:  December 15, 1995
                               (B)  Twenty-five (25)  - Months
                                    December 15, 1995 to January 14, 1998

                                                           (Section 4.1)

     1.5  Rent:                (A)  Minimum Rent: $ see Addendum
                                                           (Section 7.1)

                               (B)  Advance Rent:   $4,009.50
                                                           (Section 7.2)

     1.6  Initial                   $4,410.00
          Security                                         (Section 10.1)
          Deposit:



     1.7  Use:                      Premises used solely for General Office
                                                           (Section 11.1)
     1.8  Initial
          Pro Rata                  1.48%
          Percent:
(Section 2.1(m))

     1.9  Base Operating
          Cost for the              $ 1996 Base year per year.
          Complex:
(Section 8.2)

     1.10 Declaration of            Date of Recordation -N/A
          Restrictions:             Book                           Page
                                    Document Number
                                                           (Section 3.5)

     1.11 Contents:                 This Lease consists of:
                                    Pages 1 through 19
                                    Sections 1 through 46.8
                                    Addenda: One
                                    Exhibits:
                                    A   -  List of Excluded Operating Costs
                                    B   -  Plan of the Complex
                                    C   -  Floor Plan of the Leased Premises
                                    D   -  Construction Floor Plan
                                    E   -  Acknowledgment of Commencement
                                    F   -  Rules & Regulations

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                                 ARTICLE 2. DEFINITIONS

2.1 The terms defined in this Article 2 shall, for all purposes of this Lease and all agreements supplemental hereto, have the meanings herein specified unless expressly stated otherwise.

     (a) "Base Operating Cost" means the sum set forth in Section 1.9 hereof.

     (b)     "Building" shall mean the structure which contains the Leased
Premises.

     (c) "Building Standard Work" shall mean the typical interior improvements constructed or to be constructed by Lessor, which are of the nature and quality required by specifications developed for the Complex by Lessor's architect.

     (d) "Commencement Date" shall mean the earlier of the following dates:

          (i) The day upon which Lessee takes possession of the Leased Premises; or

          (ii) The date upon which the Leasehold Improvements have been substantially completed as determined by Lessor's project architect, except in the event completion of the Leasehold Improvements is delayed by design decisions, revisions or additional work or preparation of plans of Lessee or its agents ("Lessee Delay"), such delay shall thereupon effect a postponement of the date at which Lessor is obliged to deliver the Leased Premises to Lessee, by the number of days of Lessee Delay. However, the Commencement Date as would otherwise be established had Lessee Delay not occurred shall not be postponed by the number of days of Lessee Delay. Thus, the date for commencement of Rent shall not be delayed by Lessee Delay. Lessor estimates such completion will be made on or before the date specified in Section 1.4(A).

     (e) "Common Areas" shall mean all areas and facilities outside the Leased Premises within the exterior boundaries of the Complex of which the Leased Premises form a part, that are provided and designated by Lessor from time to time for the general use and convenience of Lessee and of other tenants of Lessor having the common use of such areas, and their respective authorized representatives and invitees. common Areas include, without limitation, corridors, stairways, elevator shafts, janitor rooms, driveways, parking areas, and landscaped areas all as generally described on Exhibit B attached hereto. Exhibit B is tentative and Lessor reserves the right to make alterations thereto from time to time.

     (f) "Complex" is that parcel of real property of which the Leased Premises forms a part, together with the parcels in common ownership therewith, and contiguous thereto, which property is described with particularity in Exhibit A attached hereto and made a part hereof by reference.

     (g) "Lease Year" means any calendar year, or portion thereof, following the commencement hereof, the whole or any part of which period is included within the Term.

     (h) "Leased Premises" shall mean the portion of space leased to Lessee hereunder.

     (i) "Leasehold Improvements" shall mean the aggregate of the Building Standard Work and the Building nonstandard work done in accordance with the work letter agreement, which agreement is attached hereto as Exhibit D.

     (j) "Lines" shall mean communications, computer, audio and video, security and electrical (other than electrical wiring terminating at or connected to Building standard electrical outlets), cables, wires, lines, duct work, sensors, switching equipment, control boxes and related improvements at the Complex, Building or the Leased Premises.

     (k) "Major Vertical Penetrations" shall mean stairs, elevator shafts, flues, pipe shafts, vertical ducts, and the like, and their enclosing walls, which serve more than one floor of the Building, but shall not include stairs, dumbwaiters, lifts, and the like, exclusively serving a tenant occupying offices on more than one floor.

     (l) "Occupied Floor Area" means that portion of the Rentable Area of the Complex which is leased and occupied.

     (m) "Operating costs" means the total amounts paid or payable, whether by Lessor or others on behalf of Lessor, in connection with the ownership, maintenance, repair, replacement and operations of the Complex (including, without limitation, all areas and facilities within the exterior boundaries of the Complex) as determined by standard accounting procedures. Operating Costs shall include, but not be limited to, the aggregate of the amount paid for all fuel used in heating and air conditioning of the Building; the amount paid or payable for all electricity furnished by Lessor to the Complex (other than electricity furnished to and paid for by other lessees by reason of their extraordinary consumption of electricity); the cost of periodic relamping and reballasting of lighting fixtures; the amount paid or

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payable for all hot and cold water (other than that chargeable to lessees by reason of their extraordinary consumption of water); the amount paid or payable for all labor and/or wages and other payments including cost to Lessor of workers' compensation and disability insurance, payroll taxes, welfare and fringe benefits made to janitors, caretakers, and other employees, contractors and subcontractors of Lessor (including wages of the Building manager) involved in the operation, maintenance and repair of the Complex; painting for exterior walls of the buildings in the Complex; managerial and administrative expenses; the total charges of any independent contractors employed in the repair, care, operation, maintenance, and cleaning of the Complex; the amount paid or payable for all supplies occasioned by everyday wear and wear; the costs of climate control, window and exterior wall cleaning, telephone and utility costs; the cost of accounting services necessary to compute the rents and charges payable by Lessees and keep the books of the Complex; fees for management, legal, accounting, inspection and consulting services; the cost of operating,repairing and maintaining the Building elevators and the utility systems, including Lines, of the Complex; the cost of porters, guards and other protection services; the cost of establishing and maintaining the Building's directory board; payments for general maintenance and repairs to the plant and equipment supplying climate control; the cost of supplying all services pursuant to Article 13 hereof to the extent such services are not paid by individual lessees; amortization of the costs, including repair and replacement, of all maintenance and cleaning equipment and master utility meters and of the costs incurred for repairing or replacing all other fixtures, equipment and facilities serving or comprising the Complex which by their nature require periodic or substantial repair or replacement, and which are not charged fully in the year in which they are incurred, at rates on the various items determined from time to time by Lessor in accordance with sound accounting principles; the net cost and expenses for insurance for which Lessor is responsible hereunder or which Lessor reasonably deems necessary in connection with the operation of the Complex (including, without limitation, self-insurance and the payment of deductible amounts under insurance policies); community association dues or assessments and property owners' association dues and assessments which may be imposed upon Lessor by virtue of any recorded instrument affecting title to the Complex; and costs of complying with all governmental regulations, rules, laws, ordinances and codes. In addition, Operating Costs shall include any Real Estate Taxes as defined in Paragraph 2.1(n) hereof. Operating Costs shall also include, without limitation, the repair and replacement, resurfacing and repaving of any paved areas, curbs, gutters or other surfaces or areas within the Complex, the repair and replacement of any equipment or facilities located within or serving the Complex, and the cost of any capital repairs, replacements or improvements made by Lessor to the Complex ("Capital Costs"). Operating Costs shall not include legal or accounting expenses incurred expressly for negotiating a lease with a particular tenant, or as a result of a default of a specific tenant, which negotiation or default does not affect the operation of the Complex (See Exhibit "A").

     (n) "Proportionate Share" or "Pro Rata Percent" shall be that fraction (converted to a percentage) the numerator of which is the Usable Area of the Leased Premises and the denominator of which is the number of square feet of Usable Floor Area of all floors (or leased premises if the Complex is on a single floor) rentable to tenants in the Complex. Lessee's Proportionate Share as of the commencement of the Term hereof is specified in Section 1.8. Said Proportionate Share shall be recalculated as may be required effective as at the commencement of any period to which the calculation is applicable in this Lease. Notwithstanding the preceding provisions of this Section 2.1(m), Lessee's Proportionate Share as to certain expenses may be calculated differently to yield a higher percentage share for Lessee as to certain expenses in the event Lessor permits other tenants in the Complex to directly incur such expenses rather than have Lessor incur the expense in common for the Complex (such as, by way of illustration, wherein a tenant performs its own janitorial services). In such case Lessee's proportionate share of the applicable expense shall be calculated as having as its denominator the Occupied Floor Area of all floors (or leased premises if the Complex is on a single floor) rentable to tenants in the Complex less the Rentable Area of tenants who have incurred such expense directly. Furthermore, in the event Lessee consumes extraordinary amounts of any provided utility or other service as determined in Lessor's good faith judgment, Lessee's Proportionate Share for such utility or service may, at Lessor's election, be based on usage as opposed to occupied Floor Area, that is, Lessee's Proportionate Share of such a utility or service would be calculated as having as its denominator the total usage of such utility or service in the Complex (or Building as the case may be), and having as its numerator Lessee's usage of such utility or service, as determined by Lessor in its sole good faith judgment. In any case in which Lessee, with Lessor's consent, incurs such expenses directly, Lessee's proportionate share will be calculated specially so that expenses of the same character which are incurred by Lessor for the benefit of other tenants in the Complex shall not be prorated to Lessee. If repairs are required for systems exclusively serving the Leased Premises (whether within or outside of said Leased Premises), Lessee shall pay one hundred percent (100%) of such repair costs. Nothing herein shall imply that Lessor will permit Lessee or any other tenant of the Complex to incur any Common Area Costs or Operating Costs. Any such permission shall be in the sole discretion of the Lessor, which Lessor may grant or withhold in its arbitrary judgment.

     (o)      Text deleted.


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      (p)      "Real Estate Taxes" or "Taxes" shall mean and include all
general and special taxes, assessments, fees of every kind and nature, duties and levies, charged and levied upon or assessed by any governmental authority against the Complex including the land, the Building, any other improvements situated on the land other than the Building, the various estates in the land and the Building, any Leasehold Improvements, fixtures, installations, additions and equipment, whether owned by Lessor or Lessee; except that it shall exclude any taxes of the kind covered by Section 8.1 hereof to the extent
Lessor is reimbursed therefor by any tenant in the Building.   Real Estate
Taxes shall also include the reasonable cost to Lessor of contesting the amount, validity, or the applicability of any Taxes mentioned in this Section. Further included in the definition of Taxes herein shall be general and special assessments, license fees, commercial rental tax, levy, penalty or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Lessor in the Leased Premises or in the Complex or on the act of entering into this Lease or, as against Lessor's right to rent or other income therefrom, or as against Lessor's business of leasing the Leased Premises or the Complex, any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use, or occupancy by Lessee, of the Leased Premises or any portion thereof or the Complex, or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes. Further, if at any time during the Term the method of taxation or assessment of real estate or the income therefrom prevailing at the time of execution hereof shall be, or has been altered so as to cause the whole or any part of the Taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Lessor, wholly or partially, as a capital levy, business tax, fee, permit or other charge, or on or measured by the Rents received therefrom, then such new or altered taxes, regardless of their nature, which are attributable to the land, the Building or to other improvements on the land shall be deemed to be included within the term "Real Estate Taxes" for purposes of this Section, whether in substitution for, or in addition to any other Real Estate Taxes, save and except that such shall not be deemed to include any enhancement of said tax attributable to other income of Lessor.

      (q) "Rent," "rent" or "rental" means Minimum Rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease.

      (r) "Rentable Area." The Rentable Area of a floor shall mean all areas available or held for the exclusive use and occupancy of occupants or future occupants of the Complex, measured from the inside finished surface of the dominant portion of the permanent outer Building walls, excluding any Major Vertical Penetrations of the floor. No deductions shall be made for columns and projections necessary to the Building.

      (s) "Structural" as herein used shall mean any portion of the Leased Premises or Complex which provides bearing support to any other integral member of the Complex such as, by limitation, the roof structure (trusses, joists, beams), posts, load bearing walls, foundations, girders, floor joists, footings, and other load bearing members constructed by Lessor.

      (t)      "Term" shall mean the Term of the Lease as specified in
Article 4 hereof, including any partial month at the commencement of the Term.

      (u) "Total Building Area', is the total gross leasable area of the Building.

      (v) "Usable Area." The Usable Area of an office shall be the number of square feet computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining Usable Areas, and to the inside finished surface of the permanent outer Building walls. No deductions shall be made for the columns and projections necessary to the Building. The Usable Area of a floor shall be equal to the sum of all Usable Areas on that floor.

                             ARTICLE 3. PREMISES

     3.1  Demising Clause.    Lessor hereby leases to Lessee, and Lessee
hires from Lessor a portion of the Complex as hereinafter defined.
   3.2   Description.    The "Complex" as defined in Section 2.1 (f),
is described generally in Section 1.3(A) hereof. The premises leased herein are described in Section 1.3(B) and delineated on Exhibit C. The term "Building" shall refer to the Building in which the Leased Premises are located. The portion leased herein to Lessee is hereinafter referred to as the "Leased Premises." Lessee acknowledges that Lessor may change the shape, size, location, number and extent of the improvements to any portion of the Complex without consent of Lessee and without affecting Lessee's obligations hereunder. Lessor reserves the area beneath and above the Building as well as the exterior thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Leased Premises serving other parts of the Complex, so



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long as such items are concealed by walls, flooring or ceilings.  Such reservation in no way affects any of Lessee's responsibilities and obligations set forth in this Lease.

     3.3 Covenants, Conditions and Restrictions. The parties agree that this Lease is subject and subordinate to the effect of the following and any amendments thereto: (a) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record, and any other matters or documents of record, including that document referenced in Section 1.10; (b) any zoning laws of the city, county and state where the Complex is situated; and (c) general and special taxes not delinquent.

                              ARTICLE 4. TERM

     4.1    Commencement Date.     The Term of this Lease shall commence
on the date specified in Section 1.4(A) hereof and shall be for the term specified in Section 1.4(B) hereof, plus any partial month at the commencement of the Term.

     4.2 Acknowledgment of Commencement. After delivery of the Leased Premises to Lessee, Lessee shall execute a written acknowledgment of the date of commencement in the form attached hereto as Exhibit E.

                           ARTICLE 5. RULES AND REGULATIONS

     5.1 Delay. Lessee agrees to comply with all reasonable rules and regulations adopted and promulgated by Lessor for the Complex. Lessor shall have no liability for violation by any other lessee in the Complex of any rules or regulations, nor shall such violation or waiver thereof excuse Lessee from compliance. The initial rules and regulations concerning the Complex are attached hereto as Exhibit F. Lessor reserves the right to make additional rules affecting the Complex throughout the Term hereof.

                        ARTICLE 6. DELAY IN DELIVERY OF POSSESSION

     6.1 Delay. If Lessor, for any reason whatsoever, cannot deliver possession of the Leased Premises to Lessee at the Estimated Delivery Date, this Lease shall not be void or voidable, nor shall Lessor be liable for any loss or damage resulting therefrom, but in that event, there shall be no accrual of Rent for the period between the Estimated Delivery Date and the Commencement Date. In the event Lessor cannot deliver the Leased Premises to Lessee by February 1, 1996, then Lessee may elect to terminate this lease, unless such delay is caused by Lessee.

                            ARTICLE 7. MINIMUM RENT

     7.1 Payment. Lessee shall pay to Lessor at the address specified in Section 1.1, or at such other place as Lessor may otherwise designate, as "Minimum Rent" for the Leased Premises the amount specified in Section 1.5(A) hereof, payable in advance on the first day of each month during the Term. If the Term commences on other than the first day of a calendar month, the rent for the first partial month shall be prorated accordingly.

            All payments of Minimum Rent (including sums defined as rent in Section 2.1(p)) shall be in lawful money of the United States, and payable without deduction, setoff, offset, counterclaim, recoupment, notice or demand.

     7.2 Advance Rent. The amount specified in Section 1.5(B) hereof is paid herewith to Lessor upon execution of this Lease as advance rent, receipt of which is hereby acknowledged, provided, however, that such amount shall be held by Lessor as a "Security Deposit" pursuant to Section 10.1 hereof until it is applied by Lessor to the first Minimum Rent due hereunder.

                            ARTICLE 8. ADDITIONAL RENT

     8.1 Personal Property, Gross Receipts, Leasing Taxes. In addition to the Minimum Rent and additional charges to be paid by Lessee hereunder, Lessee shall reimburse Lessor upon demand for any and all taxes required to be paid by Lessor (excluding state, local or federal personal and corporate income taxes measured by the income of Lessor from all sources, and estate and inheritance taxes) whether or not now customary or within the contemplation of the parties hereto:

     (a) upon, measured by, or reasonably attributable to the cost or value of Lessee's equipment, furniture, fixtures and other personal property located in the Leased Premises or by the cost or value of any Leasehold Improvements made in or to the Leased Premises by or for Lessee, other than Building Standard Work, regardless of whether title to such improvements shall be in Lessee or Lessor;

     (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Lessee of the Leased Premises or any portion thereof to the extent such taxes are not included as Real Estate Taxes as defined in Section 2.1(p);
     (c) upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Leased Premises; and


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     (d)      in connection with any testing, investigation, abatement,
 remediation, removal, transportation and/or disposal of any Hazardous Materials by Lessee (or by Lessor, pursuant to any provision of this Lease granting to Lessor the right to do any of the foregoing and to bill Lessee therefor).

      For purposes of this Section 8.1, the term "taxes" shall include, but not be limited to, any fees, charges, fines, penalties and costs (including, without limitation, permit, approval or licensing fees, charges or costs). All Taxes payable by Lessee under this Section shall be deemed to be, and shall be paid as, additional Rent.

   8.2   Operating Costs.

      (a) If the Operating Costs for any Lease Year, calculated on the basis of the greater of (i) actual Operating Costs; or (ii) as if the Complex were at least ninety-five percent (95%) occupied and operational for the whole of such Lease Year, are more than the Base Operating Cost for the Complex, as such Base operating Cost is adjusted to reflect the Complex being 95% occupied and operational for the whole of such 1996 Base Year, Lessee shall pay to Lessor its Proportionate Share of any such increase as additional Rent in accordance with Section 8.3 hereof.

      (b) If any Lease Year of less than twelve (12) months is included within the Term, the amount payable by Lessee for such period shall be prorated on a per diem basis (utilizing a three hundred sixty (360) day year).

   8.3 Method of Payment. Any additional Rent payable by Lessee under Sections 8.1 and 8.2 hereof shall be paid as follows, unless otherwise provided:

      (a) During the Term, Lessee shall pay to Lessor monthly in advance with its payment of Minimum Rent, one-twelfth (1/12th) of the amount of such additional Rent as estimated by Lessor in advance, in good faith, to be due from Lessee.

      (b) Annually, as soon as is reasonably possible after the expiration of each Lease Year, Lessor shall prepare in good faith and deliver to Lessee comparative statement, setting forth (1) the operating Costs for such Lease Year, and (2) the amount of additional Rent as determined in accordance with the provisions of this Article 8.

          If the aggregate amount of such estimated additional Rent payments made by Lessee in any Lease Year should be less than the additional Rent due for such year, then Lessee shall pay to Lessor as additional Rent upon demand the amount of such deficiency. If the aggregate amount of such additional Rent payments made by Lessee in any Lease Year of the Term should be greater than the additional Rent due for such year, the amount of such excess will be applied by Lessor to the next succeeding installments of minimum rent and such additional Rent due hereunder; and if there is any such excess for the last year of the Term, the amount thereof will be refunded by Lessor to Lessee, provided Lessee is not otherwise in default under the terms of this Lease.

                       ARTICLE 9. TRANSFER OF SECURITY

   9.1 Transfer of Purchaser. If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may, transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto.

                       ARTICLE 10. SECURITY DEPOSIT

  10.1 Payment on Lease Execution. Lessee shall pay Lessor upon execution hereof the sum specified in Section 1.6. This sum is designated as a Security Deposit and shall remain the sole and separate property of Lessor until actually repaid to Lessee (or at Lessor's option the last assignee, if any, of Lessee's interest hereunder), said sum not being earned by Lessee until all conditions precedent for its payment to Lessee have been fulfilled. As this sum both in equity and at law is Lessor's separate property, Lessor shall not be required to (1) keep said deposit separate from its general accounts, or (2) pay interest, or other increment for its use. If Lessee fails to pay rent or other charges when due hereunder, or otherwise defaults with respect to any provision of this Lease, including and not limited to Lessee's obligation to restore or clean the Leased Premises following vacation thereof, Lessee, at Lessor's election, shall be deemed not to have earned the right to repayment of the Security Deposit, or those portions thereof used or applied by Lessor for the payment of any rent or other charges in default, or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. Lessor may retain such portion of the Security Deposit ,as it reasonably deems necessary to restore or clean the Leased Premises following vacation by Lessee. The Security Deposit is not to be characterized as rent until and unless so applied in respect of a default by Lessee.

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10.2 Restoration of Deposit.  If Lessor elects to use or apply all or any portion of the Security Deposit as provided in Section 10.1, Lessee shall within ten (10) days after written demand therefor pay to Lessor in cash, an amount equal to that portion of the Security Deposit used or applied by Lessor, and Lessee's failure to so do shall be a material breach of this Lease.

                             ARTICLE 11.  USE

11.1 Permitted Use. The Leased Premises may be used and occupied only for the purposes specified in Section 1.7 hereof, and for no other purpose or purposes.
11.2 Safes, Heavy Equipment. Lessee shall not place a load upon any floor of the Leased Premises which exceeds fifty (50) pounds per square foot live load. Lessor reserves the right to prescribe the weight and position of all safe and heavy installations which Lessee wishes to place in the Leased Premises.

11.3 Machinery. Business machines and mechanical equipment belonging to Lessee which cause noise and/or vibration that may be transmitted to the structure of the Building or to any other leased space to such a degree as to be objectionable to Lessor or to any Lessees in the Complex shall be placed and maintained by the party possessing the machines or equipment, at such party's expense, in settings of cork, rubber or spring type noise and/or vibration eliminators, and Lessee shall take such other measures as needed to eliminate vibration and/or noise. If the noise or vibrations cannot be eliminated, Lessee must remove such equipment within ten (10) days following written notice from Lessor.

11.4 Hazardous Activities. Lessee shall not engage in any activities or permit to be kept, used, or sold in or about the Leased Premises, any article which may be prohibited by the standard form of fire insurance policies.

                  ARTICLE 12.  COMPLIANCE WITH LAWS AND REGULATIONS

12.1 Lessee's obligations. Lessee, shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Leased Premises, and shall faithfully observe in the use of the Leased Premises all municipal ordinances and state and federal statutes and regulations now in force or which may hereafter be in force, including, without limitation, "Environmental Laws" and "Wetlands Laws" (as hereinafter defined), and the Americans with Disabilities Act, 42 U.S.C. SS 12101-12213 (and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto, collectively herein referred to as the "ADA"), whether or not any of the foregoing were foreseeable or unforeseeable at the time of the execution of this Lease. Within five (5) days after receipt of notice or knowledge of any violation or alleged violation of any Environmental Law(s), Wetlands Law(s) and/or the ADA pertaining to the Complex, any governmental or regulatory proceedings, investigations, sanctions and/or actions threatened or commenced with respect to any such violation or alleged violation, and any claim made or commenced with respect to such violation or alleged violation, Lessee shall notify Lessor thereof and provide Lessor with copies of any written notices or information in Lessee's possession.

12.2 Condition of Leased Premises. Subject to Lessor's work, if any, as referred to in Exhibit D to this Lease, Lessee hereby accepts the Leased Premises in the condition existing as of the date of occupancy, subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating the Leased Premises, and without representation, warranty or covenant by Lessor, express or implied, as to the condition, habitability or safety of the Leased Premises, the suitability or fitness thereof for their intended purposes, or any other matter. Lessee's acceptance of the Premises shall not waive any rights of Lessee to have any latent defects repaired by Lessor.

12.3     Hazardous Materials.

     (a) Hazardous Materials Defined. As used herein, the term "Hazardous Materials" shall mean any wastes, materials or substances (whether in the form of liquids, solids or gases, and whether or not air-borne), which are or are deemed to be pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk, to public health or to the environment, or which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto (collectively "Environmental Laws").
     In addition to the foregoing, the term "Environmental Laws" shall be deemed to include, without limitation, local, state and federal laws, judgments, ordinances, orders, rules, regulations, codes and other governmental restrictions, guidelines and requirements, any amendments and successors thereto, replacements thereof and publications promulgated pursuant thereto, which deal with or otherwise in any manner relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.


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     (b)  Use, etc., of Hazardous Materials. Lessee agrees that during the
Term of this Lease, there shall be no use, presence, disposal, storage, generation, leakage, treatment, manufacture, import, handling, processing, release or threatened release of Hazardous Materials on, from or under the Leased Premises except to the extent that, and in accordance with such conditions as, Lessor may have previously approved in writing. The use, presence, disposal, storage, generation, leakage, treatment, manufacture, import, handling, processing, release or threatened release of Hazardous Materials are sometimes hereinafter individually or collectively referred to as "Hazardous Use." It is further agreed that Lessee shall be entitled to use and store only those Hazardous Materials which are necessary for Lessee's business, provided that such usage and storage is in full compliance with Environmental Laws, and all judicial and administrative decisions pertaining thereto.
12.4  Indemnity. Deleted Text.

12.5 Indoor Air Quality. To prevent the generation, growth or deposit of any mold, mildew, bacillus, virus, pollen or other microorganism (collectively, "Biologicals") and the deposit, release or circulation of any indoor contaminants, including, but not limited to, emissions from paint, carpet and drapery treatments, cleaning, maintenance and construction materials and supplies, pesticides, pressed wood products, insulation, tobacco and other materials and products (collectively with Biologicals, "Contaminants"), that could adversely affect the health, safety or welfare of any tenant, employee, or other occupant of the Complex or their invitees (each, an "Occupant"), Lessee shall, at Lessee's sole cost and expense, at all times during the Term
(i) maintain, operate and repair the HVAC system servicing the Leased Premises (to the extent that Lessee is otherwise obligated to perform such maintenance, operation and repair pursuant to this Lease) in a manner consistent with preventing or minimizing the generation, growth, circulation, release or deposit of any Contaminants, (ii) maintain the humidity level and the air exchange rate within the Leased Premises (to the extent that Lessee has control thereof) at a level recommended to prevent or minimize the growth of any Biologicals and the circulation of any other Contaminants, (iii) maintain, operate and repair the Leased Premises in such a manner to prevent or minimize the accumulation of stagnant water and moisture in planters, kitchen appliances and vessels, carpeting, insulation, water coolers and any other locations where stagnant water and moisture could accumulate, and (iv) otherwise maintain, operate and repair the Leased Premises to prevent the generation, growth, deposit, release or circulation of any Contaminants. If any governmental entity or any Occupant alleges that health, safety or welfare has been or could be adversely affected by any such Contaminants, Lessee shall notify Lessor in writing within twenty-four (24) hours of the time the allegation is made. Lessor may then elect to engage the services of an industrial hygiene testing laboratory (or alternatively or concurrently require Lessee to do the same) to determine whether the cause of any alleged adverse health effect is or could be attributable to any Contaminants present within the Leased Premises. Lessee shall be responsible for all such testing costs and for any consequential damages and costs (including, without limitation, any third-party claims, loss of rental, remediation, removal and/or abatement costs, and increases in insurance premiums) resulting from Lessee's failure to comply in whole or in part with the terms of this Section 12.5. The indemnity set forth in Section
12.5 above shall apply to Lessee's failure to comply with any of the terms of this Section.

                   ARTICLE 13.  SERVICE AND EQUIPMENT

13.1 Climate Control. So long as Lessee is not in default under any of the covenants of this Lease, Lessor shall provide climate control to the Leased Premises from 7:00 a.m. to 6:00 p.m. (the "Climate Control Hours") on weekdays (Saturdays, Sundays and holidays excepted) to maintain a temperature adequate for comfortable occupancy, provided that Lessor shall have no responsibility or liability for failure

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to supply climate control service when making repairs, alterations or improvements or when prevented from so doing by strikes or any cause beyond Lessor's reasonable control. Any climate control furnished for periods not within the Climate Control Hours pursuant to Lessee's request shall be at Lessee's sole cost and expense at Lessor's cost of service. Lessee acknowledges that Lessor has installed in the Building a system for the purpose of climate control. Any use of the Leased Premises not in accordance with the design standards or any arrangement of partitioning which interferes with the normal operation of such system may require changes or alterations in the system or ducts through which the climate control system operates. Any changes or alterations so occasioned, if such changes can be accommodated by Lessor's equipment, shall be made by Lessee at its cost and expense but only with the written consent of Lessor first had and obtained, and in accordance with drawings and specifications and by a contractor first approved in writing by Lessor. If installation of partitions, equipment or fixtures by Lessee necessitates the re-balancing of the climate control equipment in the Leased Premises, the same will be performed by Lessor at Lessee's expense. Lessee acknowledges that up to one (1) year may be required after Lessee has fully occupied the Leased Premises in order to adjust and balance the climate control systems. Any charges to be paid by Lessee hereunder shall be due within ten
(10) days of receipt of an invoice from Lessor, which invoice may precede Lessor's expenditure for the benefit of Lessee.

13.2 Elevator Service. Lessor shall provide elevator service (which may be with or without operator at Lessor's option) during normal business hours provided that Lessee, its employees, and all other persons using such services shall do so at their own risk.

13.3 Cleaning Public Areas. Lessor shall maintain and keep clean the street level lobbies, sidewalks, truck dock, public corridors and other public portions of the Building.

13.4 Refuse Disposal.   Lessee shall pay Lessor, within ten (10) days of being
billed therefor, for the removal from the Leased Premises and the Building of such refuse and rubbish of Lessee as shall exceed that ordinarily accumulated daily in the routine of business office occupancy.

13.5 Janitorial Service. Lessor shall provide cleaning and Janitorial service in and about the Complex and Leased Premises from time to time on weekdays (Saturdays, Sundays and holidays excepted) in accordance with standards in first-class office buildings in the city in which the Building is located.

      To the extent that Lessee shall require special or more frequent cleaning and/or Janitorial service (hereinafter referred to as "Special Cleaning Service") Lessor may, upon reasonable advance notice from Lessee, elect to furnish such special Cleaning Service and Lessee agrees to pay Lessor, within ten (10) days of being billed therefor, Lessor's charge for providing such additional service.

      Special Cleaning Service shall include but shall not be limited to the following:

      (a) The cleaning and maintenance of Lessee eating facilities including the removal of refuse and garbage therefrom.

      (b) The cleaning and maintenance of Lessee computer centers, including peripheral areas, and removal of waste paper therefrom.

      (c) The cleaning and maintenance of special equipment areas, kitchen areas, private toilets and locker rooms, medical centers and large scale duplicating rooms.

      (d) The cleaning and maintenance in areas of special security such as storage units.

      (e) The provision of consumable supplies for private toilet rooms.

13.6 Interruptions. Lessor does not warrant that any of the services referred to above or any other services and/or utilities which Lessor may supply or are supplied will be free from interruption and/or the need for maintenance and repairs or replacement. in addition, Lessor shall have no liability for damages arising from, and Lessor does not warrant that Lessee's use of any Lines will be free from, (a) any eavesdropping or wire-tapping by unauthorized parties, (b) any failure of any Lines to satisfy Lessee's requirements, or any shortages, failures, variations, interruptions, disconnections, loss or damage caused by installation, maintenance, replacement, use or removal of Lines by or for other occupants of the Complex, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines or any associated equipment or any other problems associated with any Lines by any other cause. Any such interruption or suspension of services shall not be deemed an eviction or disturbance of Lessee's use and possession of the Leased Premises or any part thereof, nor render Lessor liable to Lessee for damages by abatement of Rent or otherwise, nor relieve Lessee of performance of Lessee's obligations under this Lease.


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                        ARTICLE 14.  WASTE

14.1 Waste or Nuisance. Lessee shall not commit, or suffer to be committed, any waste upon the Leased Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Complex in which the Leased Premises are located.

                            ARTICLE 15.  ALTERATIONS

15.1 Consent of Lessor; ownership. Lessee shall not make, or suffer to be made, any alterations to the Leased Premises, the Building, or the Complex, and/or Lines, systems and facilities therein, or any part thereof, without the written consent of Lessor first had and obtained, which consent may be withheld in Lessor's sole and absolute discretion. Except as otherwise provided in this Lease, Lessee shall have the right to remove its trade fixtures placed upon the Leased Premises provided that Lessee restores the Leased Premises as indicated below.

   15.2 Liens. Lessee shall keep the Leased Premises and the Complex in which the Leased Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee. In the event a mechanic's or other lien is filed against the Leased Premises or the Complex of which the Leased Premises form a part as a result of a claim arising through Lessee, Lessor may demand that Lessee furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien claim or demand, indemnifying Lessor against liability for the same and holding the Leased Premises free from the effect of such lien or claim. Such bond must be posted within ten (10) days following notice from Lessor. In addition, Lessor may require Lessee to pay Lessor's attorneys' fees and costs in participating in any action to foreclose such lien if Lessor shall decide it is to its best interest to do so. Lessor may pay the claim prior to the enforcement thereof, in which event Lessee shall reimburse Lessor in full, including attorneys' fees, for any such expense, as additional rent, with the next due rental.

15.3 Restoration. Lessee shall return the Leased Premises to Lessor at the expiration or earlier termination of this Lease in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable wear and tear excepted.

                         ARTICLE 16.  PROPERTY INSURANCE

16.1 Use of Premises. No use shall be made or permitted to be made on the Leased Premises, nor acts done, which will cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Lessee sell, or permit to be kept, used or sold, in or about the Leased Premises, any article which may be prohibited by the standard form of "All Risk" fire insurance policies.

16.2 Personal Property Insurance. Lessee shall maintain in full force and effect on all of its fixtures, furniture, equipment and other business personal property in the Leased Premises a policy or policies providing protection against any peril included within the classification "All Risk" to the extent of at least ninety percent (90%) of their replacement cost, or that percentage of the replacement cost required to negate the effect of a coinsurance provision, whichever is greater. No such policy shall have a deductible in a greater amount than ONE THOUSAND DOLLARS ($1,000.00).

           ARTICLE 17.  INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION

17.1 Intent and Purpose. This Article 17 is written and agreed to in respect of the intent of the parties to assign the risk of loss, whether resulting from negligence of the parties or otherwise, to the party who is obligated hereunder to cover the risk of such loss with insurance.
17.2 Waiver of Subrogation. Lessor and Lessee release each other, and their respective authorized representatives, from any claims for damage to the Leased Premises and the Building and other improvements in which the Leased Premises are located, and to the furniture, fixtures, and other business personal property, Lessee's improvements and alterations of either Lessor or Lessee, in or on the Leased Premises and the Building and other improvements in which the Leased Premises are located, including loss of income, that are caused by or result from risks insured or required under the terms of this Lease to be insured against under any property insurance policies carried or to be carried by either of the parties.

17.3 Form of Policy. Each party shall cause each such insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either party in connection with any damage covered by such policy.

17.4 Lessee's Indemnification of Lessor. Lessee shall indemnify, hold harmless, protect and defend Lessor and Lessor's officers, directors, shareholders, trustees, partners, employees, contractors and agents (collectively, ("indemnified parties"), from and against any and all demands, claims, causes of action, fines, penalties, damages (whether direct or indirect, known or unknown, foreseen of unforeseen, including consequential damages), actions, judgments, expenses (including, without

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limitation, attorney's fees and court costs), liabilities and losses of every kind and nature (including those caused by the negligence of Lessor, except as otherwise provided below; collectively "Claims"), incurred in connection with or arising from: (a) the use or occupancy of the Leased Premises by Lessee or any person claiming under Lessee; (b) any acts, omissions, or negligence of Lessee or any person claiming under Lessee, or the contractors, agents, employees, invitees, or visitors of Lessee or any such
person; or   any breach, violation, or nonperformance by Lessee or any person claiming under Lessee or the employees, agents, contractors, invitees, or visitors of Lessee or any such person of any term, covenant, or provision of this Lease; provided, however, that Lessee shall not be required so to indemnify any indemnified party to the extent that the Claim is (x) caused by the negligence or willful misconduct of the indemnified party and (y) not covered by any insurance carries by Lessee or required under this Lease to be carried by Lessee. If any Claim is brought against an indemnified party, Lessee, upon notice from Lessor, will defend the Claim is brought against an indemnified party, Lessee, upon notice from Lessor, will defend the Claim at Lessee's expense with counsel reasonably satisfactory to Lessor.

17.5 Lessor's Indemnification of Lessee, Except as otherwise provided in this Lease, Lessor shall indemnify, hold harmless, protect and defend Lessee and Lessee's officers, directors, shareholders, trustees, partners, employees, contractors and agents (collectively, "indemnified parties"), from and against any and all demands, claims, causes of action, fines, penalties, damages (whether direct or indirect, known or unknown, foreseen or unforeseen, including consequential damages), actions, judgements, expenses (including, without limitation, attorney's fees and court costs), liabilities and losses of every kind and nature (including those caused by the negligence of Lessor, except as otherwise provided below; collectively "Claims"), incurred in connection with or arising from: (a) occurrences in the common areas of the Complex; or (b) any breach, violation, or nonperformance by Lessor or any person claiming under Lessor or the employees, agents, contractors, invitees, or visitors, of Lessor or any such person of any term, covenant, or provision of this Lease; provided, however, that Lessor shall not be required so to indemnify any such indemnified party to the extent that such Claim is (x) caused by the negligence or willful misconduct of the indemnified party and (y) not covered by any insurance carried by Lessor or required under this Lease to be carried by Lessor. If any such Claim is brought against such an indemnified party, Lessor, upon notice from Lessee, will defend the Claim at Lessor's expense with council reasonably satisfactory to Lessee.

17.6 Waiver of Claims. Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for damages or injury, as described below, "(except only for bodily injury or damage to tangible personal property, to the extent such injury or damage is both [x] caused by the negligence of Lessor and [y] not covered by any insurance carried by Lessee or required under this Lease to be carried by Lessee)."

      (a) damages to goods, wares, merchandise and loss of business in, upon or about the Leased Premises and injury to Lessee, its agents, employees, invites or third persons, in, upon or about the Leased Premises; and

      (b) (notwithstanding anything to the contrary contained in this Lease, including, without limitation, the definition of "Operating Costs" in Section 2. 1 (1), which includes "policing") damages to goods, wares, merchandise and loss of business, in, upon or about the Leased Premises or the Complex, and injury to Lessee, its agents, employees, invites or third persons in, upon or about the Leased Premises or the Complex, where such damage or injury results from Lessor's failure to police or provide security for the Complex or Lessor's negligence in connection therewith.

Lessee expressly acknowledges and agrees that the provisions of Section
12.6(b) above apply fully with respect to the matters waived pursuant to this
Section 17.6, and, for such purpose, the term "Released Matters," as used in
Section 12.6(b), shall be deemed to include the matters waived pursuant to this
Section 17.6.

17.7 References. Wherever in this Article the term Lessor or Lessee is used and such party is to receive the benefit of a provision contained in this Article, such term shall refer not only to that party but also to its officers, directors, shareholders, employees, contractors, partners, agents and mortgagees or other lien holders.

                  ARTICLE 18.  LIABILITY INSURANCE

18.1 Lessee's Insurance. Lessee shall, at Lessee's expense, obtain and keep in force during the Term, a commercial general liability insurance policy insuring Lessee against the risks of, bodily injury and property damage, personal injury, contractual liability, completed operations, products liability, host liquor liability, owned and non-owned automobile liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than ONE MILLION DOLLARS ($1,000,000.00) per occurrence with a TWO MILLION DOLLAR ($2,000,000.00) annual aggregate; and an umbrella policy of THREE MILLION

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interest designated by Lessor shall be named as additional insured(s).  The policy shall contain cross liability endorsements and shall insure performance by Lessee of the indemnity provisions of this Lease; shall be primary, not contributing with, and not in excess of coverage which Lessor may carry; shall provide for severability of interest; shall provide that an act or omission of one of the insured or additional insureds which would void or otherwise reduce coverage shall not void or reduce coverages as to the other insured or additional insured; and shall afford coverage after the Term (by separate policy or extension if necessary) for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or
arose) in whole or in part during the Term.    The limits of said insurance
shall not limit any liability of Lessee hereunder.


               ARTICLE 19.  INSURANCE POLICY REQUIREMENTS

19.1 General Requirements. All insurance policies required to be carried by Lessee (except Lessee's business personal property insurance) hereunder shall conform to the following requirements:

     (a) The insurer in each case shall carry a designation in "Best's Insurance Reports" as issued from time to time throughout the Term as follows: Policyholders, rating of A; financial rating of not less than VII;

     (b) The insurer shall be qualified to do business in the state in which the Leased Premises are located;

     (c) The policy shall be in a form and include such endorsements as are acceptable to Lessor;

     (d) Certificates of insurance shall be delivered to Lessor at commencement of the Term and certificates of renewal at least thirty (30) days prior to the expiration of each policy;

     (e) Each policy shall require that Lessor be notified in writing by the insurer at least thirty (30) days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried.


                  ARTICLE 20.  LESSEE INSURANCE DEFAULT

20.1 Rights of Lessor. In the event that Lessee fails to obtain any insurance required of it under the terms of this Lease, Lessor may, at its option, but is not obligated to, obtain such insurance on behalf of Lessee and bill Lessee, as additional rent, for the cost thereof. Payment shall be due within ten (10) days of receipt of the billing therefor by Lessee.

                  ARTICLE 21.  FORFEITURE OF PROPERTY

21.1 Removal of Personal Property. Lessee agrees that as at the date of termination of this Lease or repossession of the Leased Premises by Lessor, by way of default or otherwise, it shall remove all personal property to which it has the right to ownership pursuant to the terms of this Lease. Any and all such property of Lessee not removed by such date shall, at the option of Lessor, irrevocably become the sole property of Lessor. Lessee waives all rights to notice and all common law and statutory claims and causes of action which it may have against Lessor subsequent to such date as regards the storage, destruction, damage, loss of use and ownership of the personal property affected by the terms of this Article.

                   ARTICLE 22.  MAINTENANCE AND REPAIRS

22.1 Lessor's obligations. Subject to the other provisions of this Lease imposing obligations in this respect upon Lessee, Lessor shall repair, replace and maintain the external and Structural parts of the Complex which do not comprise a part of the Leased Premises and are not leased to others, janitor and equipment closets and shafts within the Leased Premises designated by Lessor for use by it in connection with the operation and maintenance of the Complex, and all Common Areas. Lessor shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner; but Lessor shall not be liable for any damages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of Lessee by reason of failure of equipment, Lines, facilities or systems or reasonable delays in the performance of such repairs, replacements and maintenance, unless caused by the deliberate act or omission of Lessor, its servants, agents, or employees. The cost for such repairs, maintenance and replacement shall be included in Operating Costs in accordance with Section 2.1(1) hereof.

22.2 Negligence of Lessee. If the Building, the elevators, boilers, engines, pipes or apparatus used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment, Lines, systems and/or facilities of the Building or the Complex, or the roof or the outside walls of the Building, fall into a state of disrepair or become damaged or destroyed through the negligence, carelessness or misuse of Lessee, its agents, employees or anyone permitted by it to be in the Complex, or through it in any way, the cost of the necessary repairs, replacements or alterations shall be
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borne by Lessee who shall pay the same to Lessor as additional charges forthwith on demand.

22.3 Lessee's obligations. Lessee shall repair the Leased Premises, including without limiting the generality of the foregoing, all interior partitions and walls, fixtures, Leasehold Improvements and alterations in the Leased Premises and all electrical and telephone outlets and conduits, fixtures and shelving, and special mechanical and electrical equipment which equipment is not a normal part of the Leased Premises installed by or for Lessee, reasonable wear and tear, damage with respect to which Lessor has an obligation to repair as provided in Section 22.1 and Section 23 hereof only excepted. Prior to commencement of any repairs, Lessee shall give Lessor at least ten
(10) days' prior written notice thereof so that Lessor may post notices of non-responsibility in or upon the Leased Premises as provided by law. Lessee must obtain the prior written approval from Lessor for Lessee's contractor before the commencement of the repair. Lessor may require that Lessee use a specific contractor for certain types of repairs. Lessor may enter and view the state of repair and Lessee will repair in a good and workmanlike manner according to notice in writing. Notwithstanding the foregoing, Lessee shall not make any repairs to the equipment, Lines, facilities or systems of the Building or Complex which are outside of the Leased Premises or which do not exclusively serve the Leased Premises.

22.4 Cleaning. Lessee agrees at the end of each business day to leave the Leased Premises in a reasonably clean condition for the purpose of the performance of Lessor's cleaning services referred to herein. Lessee shall maintain the appearance of the Leased Premises in a manner consistent with the character, use and appearance of the Complex.

22.5 Waiver. Text Deleted.

22.6 Acceptance. Text Deleted.

                      ARTICLE 23.  DESTRUCTION

23.1 Rights of Termination. Lessor may elect to terminate this Lease by and upon written notice to Lessee following damage by fire or other casualty under the following circumstances:

      (a) If Landlord determines in good faith that the damage cannot be substantially repaired and restored under applicable laws within one hundred twenty (120) days from the date of the casualty;

      (b)      If Landlord determines in good faith that repair and
restoration of the damage   cannot be substantially completed at least four (4)
months prior to expiration of the term of this Lease;

      (c) If, in the reasonable judgement of Lessor, adequate proceeds for any reason will not be made available to Lessor from Lessor's insurance policies to make the required repairs (provided, however, that in such event, Lessor shall give Lessee notice of the percentage of the total estimated cost of repair not covered by available insurance proceeds (the "Not Covered Percentage"] and the total estimated cost of repairing the Leased Premises, and Tenant shall be entitled to override Landlord's election to terminate by paying to Landlord, within ten (10) days after receipt of such notice from Lessor, an amount equal to the Not Covered Percentage of the estimated cost of repairing the Leased Premises); or

      (d) If the building in which the Leased Premises are located is damaged or destroyed to the extent that, in the reasonable judgment of Lessor, the cost to repair and restore the building would exceed twenty-five percent (25%) of the full replacement cost of the building, whether or not the Lease Premises are at all damaged or destroyed.

      If all or a substantial part of the Leased Premises are rendered untenantable or inaccessible by damage from fire or other casualty, and Landlord does not substantially complete the required repairs within one hundred eighty (180) days after the date of the casualty, Lessee may elect to terminate this Lease by and upon written notice to Lessor given within ten (10) days after the end of such one hundred eighty (180)-day period.

23.2 Repairs. In the event Lessor or Lessee do not elect to terminate this Lease under the terms of Section 23.1 above, then this Lease shall continue in full force and effect and Lessor shall forthwith undertake to make such repairs to reconstitute the Leased Premises to as near the condition as existed prior to the property loss as practicable. Such partial destruction shall in no way annul or void this Lease except that Lessee shall be entitled to a proportionate reduction of Minimum Rent following the property loss and until. the time the Leased Premises are restored.
Such reduction shall be an amount which reflects the degree of interference with Lessee's business. So long as Lessee conducts its business in the Leased Premises, there shall be no abatement of Minimum Rent, and Lessor shall not be obligated to


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commence any repairs, until the parties agree on the amount thereof.

23.3 Repair Costs. The cost of any repairs to be made by Lessor, pursuant to Section 23.2 of this Lease, shall be paid by Lessor utilizing available insurance proceeds.

23.4 Waiver. Deleted Text.

23.5 Lessor's Election. In the event that the Complex or Building in which the Leased Premises are situated be destroyed to the extent of not less than twenty-five percent (25%) of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Leased Premises be injured or not, in the same manner as in Section 23.1 above.

                    ARTICLE 24.  CONDEMNATION

24.1    Definitions.

       (a)      "Condemnation" means (I) the exercise of any governmental
power, whether   by legal proceedings or otherwise, by a condemnor and/or (ii)
a voluntary sale or   transfer by Lessor to any condemnor, either under threat
of condemnation or while legal proceedings for condemnation are pending.
       (b) "Date of taking" means the date the condemnor has the right to possession of the property being condemned.

       (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

       (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

24.2 Taking. If the Leased Premises are totally or partially taken by condemnation, this Lease shall terminate on the date of taking.

24.3 Common Areas; Building.

       (a) If any portion of the Common Areas of the Complex is taken by condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to the Leased Premises, except that if thirty percent (30%) or more of the Common Areas is taken by condemnation, Lessor shall have the election to terminate this Lease pursuant to this Section.

       (b)      If any portion of the Building in which the Leased
Premises are located is taken, Lessor shall have the election to terminate this Lease in the manner prescribed herein.

24.4 Termination or Abatement.  If Lessor terminates this Lease,
Lessor must terminate by giving notice to Lessee within thirty (30) days after the nature and extent of the taking have been finally determined (the "Decision Period"). Lessor shall notify Lessee of the date of termination, which date shall not be earlier than sixty (60) days after Lessor has notified Lessee of its election to terminate not later than the date of taking. If the Lease is not terminated, Minimum Rent shall be reduced by subtracting therefrom an amount calculated by multiplying the Minimum Rent in effect prior to the taking by a fraction the numerator of which is the number of square feet taken from the Leased Premises and the denominator of which is the number of square feet in the Leased Premises prior to the taking.

24.5 Award. Any award arising from the condemnation or the settlement thereof shall belong to and be paid to Lessor except that Lessee shall receive from the award compensation for the following if specified in the award by the condemning authority, so long as it does not reduce Lessor's award in respect of the real property: Lessee's trade fixtures, tangible personal property, loss of business and relocation expenses. At all events, Lessor shall be solely entitled to all award in respect of the real property, including the bonus value of the leasehold. Lessee shall not be entitled to any award until Lessor has received the above sum in full.

               ARTICLE 25.  ASSIGNMENT AND SUBLETTING

25.1 "Transfer of the Leased Premises" Defined. The terms "Transfer of the Leased Premises" or "Transfer" as used herein shall include any assignment of all or any part of this Lease (including assignment by operation of law and/or change in the form of Lessee such as conversion from a partnership to a limited liability company), subletting of all or any part of the Leased Premises or transfer of possession, or granting of the right of possession or contingent right of possession of all or any

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portion of the Leased Premises including, without limitation, license, concession, mortgage, devise, hypothecation, agency, franchise or management agreement, or suffering any other person (the agents and servants of Lessee excepted) to occupy or use the Leased Premises or any portion thereof. If Lessee is a corporation which is not deemed a public corporation, or is an unincorporated association or partnership, or Lessee consists of more than one party, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, partnership or ownership interest, in the aggregate in excess of twenty-five percent (25%), shall be deemed a Transfer of the Leased Premises.

25.2 No Transfer Without Consent.   Lessee shall not suffer a Transfer of the
Leased Premises or any interest therein, or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Lessor which shall not be unreasonably withheld.

                     ARTICLE 26.  ABANDONMENT

26.1 Lessee to occupy. Lessee shall not abandon the Leased Premises at any time during the Term, nor permit the Leased Premises to remain unoccupied for a period longer than ten (10) consecutive days during the Term, and if Losses shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and remaining on the Leased Premises after such ten (10) day period shall, at the option of Lessor, be deemed abandoned.

                   ARTICLE 27.  ENTRY BY LESSOR

27.1 Rights of Lessor. Lessee shall permit Lessor and Lessor's agents to enter the Leased Premises at all reasonable times, with 24 hours prior written notice (except in cases of emergency), for the purpose of inspecting the same or for the purpose of maintaining the Building and the Lines, Systems and facilities therein, or for the purpose of making repairs, replacements, alterations or additions to any portion of the Building and the Lines, systems and facilities therein, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions or repairs, or for the purpose of placing upon the Building any usual or ordinary "for sale" signs, without any rebate of Rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned, and shall permit Lessor, at any time within ninety (90) days prior to the expiration of this Lease, to place upon the Leased Premises any usual or ordinary "to let" or "to lease" signs. This Section in no way affects the maintenance obligations of the parties hereto.

                        ARTICLE 28.  SIGNS

  28.1 Approval, Installation and Maintenance. Lessee shall not place on the Leased Premises or on the Complex, any exterior signs or advertisements nor any interior signs or advertisements that are visible from the exterior of the Leased Premises, without Lessor's prior written consent, which Lessor reserves the right to withhold for any aesthetic reason in its sole judgment. The cost of installation and regular maintenance of any such signs approved by Lessor shall be at the sole expense of Lessee. At the termination of this Lease, or any extension thereof, Lessee shall remove all Its signs, and all damage caused by such removal shall be repaired at Lessee's expense.

                    ARTICLE 29. DEFAULT

29.1 Definition.     The occurrence of any of the following shall constitute a
material default and breach of this Lease by Lessee:

      (a) Any failure by Lessee to pay the rent or to make any other payment required to be made by Lessee hereunder when due; if such failure is not fully cured within five (5) days after written notice thereof by Lessor to Lessee;"

      (b) The abandonment of the Leased Premises by Lessee in violation of Section 26.1 hereof;

      (c) Any failure by Lessee to provide executed documents as and when required under the provisions of Section 36.2 and/or Article 37;

      (d) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for twenty (20) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the twenty (20) day period allowed, Lessee shall not be deemed to be in default if Lessee shall, within such twenty
(20) day period, commence to cure and thereafter diligently prosecute the same to completion;
      (e) Either (1) the appointment of a receiver (except a receiver appointed at the instance or request of Lessor) to take possession of all or substantially all of the assets of Lessee, or (2) a general assignment by Lessee for the benefit of creditors, or (3) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease by Lessee. In

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such event, Lessor may, at its option, declare this Lease terminated and forfeited by Lessee, and Lessor shall be entitled to immediate possession of the Leased Premises. Upon such notice of termination, this Lease shall terminate immediately and automatically by its own limitation;

      (f) Any two (2) failures by Lessee to observe and perform any provision of this Lease during any twelve (12) month period of the Term, as such may be extended, shall constitute, at the option of Lessor, a separate and noncurable default.

               ARTICLE 30.  REMEDIES UPON DEFAULT

30.1 Termination and Damages.    In the event of any default by Lessee, then in
addition to any other remedies available to Lessor herein or at law or in equity, Lessor shall have the immediate option to terminate this Lease and all rights of Lessee hereunder by giving written notice of such intention to terminate. In the event that Lessor shall elect to so terminate this Lease, then Lessor may recover from Lessee:

      (a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

      (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Lessee proves could have been reasonably avoided; plus

      (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; plus
      (d) Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; and

      (e) At Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the applicable law in the state in which the Leased Premises are located.

30.2 Definition. As used in subsections 30.1(a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum. As used in subsection 30.1 above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank for the region in which the Complex is located at the time of award plus one percent (1%).

30.3 Personal Property. In the event of any default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to reenter the Leased Premises and remove all persons and property from the Leased Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

30.4 Recovery of Rent; Reletting.

      (a) In the event of the vacation or abandonment of the Leased Premises by Lessee or in the event that Lessor shall elect to reenter as provided in Section 30.3 above, or shall take possession of the Leased Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Lessor does not elect to terminate this Lease as provided in Section 30.1 above, this Lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all its rights and remedies under this Lease, including, without limitation, Lessor's right from, time to time, without terminating this Lease, to either recover all rental as it becomes due or relet the Leased Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable, with the right to make alterations and repairs to the Leased Premises. Acts of maintenance or preservation or efforts to relet the Leased Premises or the appointment of a receiver upon initiation of Lessor or other legal proceeding granting Lessor or its agent possession to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession.

      (b) In the event that Lessor shall elect to so relet, then rentals received by Lessor from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting third, to the payment of the cost of any alterations and repairs to the Leased Premises ; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefor by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor, as soon as ascertained, any costs and

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expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

     (c) No reentry or taking possession of the Leased Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this Lease for any such default.

      (d)      Lessor has the remedy described in California Civil Code
Section 1951.4 (Lessor may continue Lease in effect after Lessee's breach and abandonment and recover rent as it becomes due, if Lessee has right to sublet or assign, subject only to reasonable limitations).

30.5 No Waiver. Efforts by Lessor to mitigate the damages caused by Lessee's default in this Lease shall not constitute a waiver of Lessor's right to recover damages hereunder, nor shall Lessor have any obligation to mitigate damages hereunder.

30.6 Curing Defaults. Should Lessee fail to repair, maintain, keep clean, and/or service the Leased Premises, or any part or contents thereof at any time or times, or perform any other obligations imposed by this Lease or otherwise, then after having given Lessee reasonable notice of the failure or failures and a reasonable opportunity which in no case shall exceed ten (10) days, to remedy the failure, Lessor may enter upon the Leased Premises and perform or contract for the performance of the repair, maintenance, or other Lessee obligation, and Lessee shall pay Lessor for all direct and indirect costs incurred in connection therewith within ten (10) days of receiving a bill therefor from Lessor.

30.7 Cumulative Remedies. The various rights, options, election powers, and remedies of Lessor contained in this Article and elsewhere in this Lease shall be construed as cumulative and no one of them exclusive of any others or of any legal or equitable remedy which Lessor might otherwise have in the event of breach or default, and the exercise of one right or remedy by Lessor shall not in any way impair its right to any other right or remedy.

             ARTICLE 31.  WAIVER OF CALIFORNIA CODE SECTIONS

31.1 Waiver by Lessee.  Deleted Text.

                  ARTICLE 32.  MORTGAGEE PROTECTION

32.1 Notice and Right to Cure Default. Lessee agrees to give any mortgagee(s) and/or trust deed holders, by registered mail, a copy of any notice of default served upon Lessor, provided that prior to such notice Lessee has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagees and/or trust deed holders. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary if, within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

                  ARTICLE 33.  LESSOR'S EXCULPATION

33.1 Limited Liability. In the event of default, breach, or violation by Lessor (which term includes Lessor's partners, co-venturers, co-tenants, officers, directors, trustees, employees, agents, or representatives) of any of Lessor's obligations under this Lease, Lessor's liability to Lessee shall be limited to its


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ownership interest in the Leased Premises (or its interest in the Complex, if applicable) or the proceeds of a public sale of such interest pursuant to foreclosure of a judgment against Lessor.

33.2 No Recourse. Lessor (as defined in Section 33.1) shall not be personally liable for any deficiency beyond its interest in the Leased Premises. All personal liability of the trustees or any of them, or their employees, agents or representatives, is expressly waived by Lessee.

                   ARTICLE 34.  ATTORNEYS' FEES

34.1 Attorneys' Fees.  In the event that any litigation is undertaken to enforce or interpret any one or more of the provisions of this Lease or to obtain any remedy for breach of this Lease, the prevailing party in any such litigation as determined by the Court shall be awarded reasonable attorneys' fees, expert and other witness fees and court costs incurred in connection with such litigation is prosecuted to judgment. Any judgment or order entered in such litigation shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such judgment. For the purpose of this Article 34, attorney's fees shall include, without limitation,
fees incurred in the following:   (i) post-judgment motions; (ii) contempt
proceedings; (iii) garnishment, levy, debtor and third party examination proceedings; (iv) discovery; and (v) bankruptcy litigation.


                        ARTICLE 35.  NOTICES

35.1 Writing. All notices, demands and requests required or permitted to be given or made under any provision of this Lease shall be in writing and shall be given or made by personal service, or by telephone facsimile to the number indicated in Section 1.2, or by mailing same by registered or certified mail, return receipt requested, postage prepaid, or by reputable courier which provides written evidence of delivery, addressed to the respective party at the address set forth in Section 1.2 of this Lease or at such other address as the party may from time to time designate, by a written notice sent to the other in the manner aforesaid.

35.2 Effective Date.    Any such notice, demand or request ("notice")
shall be deemed given or made on the third day after the date so mailed. Notwithstanding the foregoing, notice given by personal delivery to the party at its address as aforesaid shall be deemed given on the day on which delivery
is made.   Notice given by a reputable courier service which provides written evidence of delivery shall be deemed given on the business day immediately following deposit with the courier service.

                        ARTICLE 36.  SUBORDINATION

36.1 Priority of Encumbrances. This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Leased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Leased Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

36.2 Execution of Documents. Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be.

36.3 Attornment. Lessee shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any Deed given in lieu of foreclosure.

                       ARTICLE 37.  ESTOPPEL CERTIFICATES

  37.1 Execution by Lessee. Within ten (10) days of request therefor by Lessor, Lessee shall execute a written statement acknowledging the commencement and termination dates of this Lease, that it is in full force and effect, has not been modified (or if it has, stating such modifications) and providing any other pertinent information as Lessor or its agent might reasonably request.

  37.2 Financing, Sale or Transfer. If Lessor desires to finance, refinance, sell, ground lease or otherwise transfer the Leased Premises, or any part thereof, or the Building, Lessee hereby agrees, within ten (10) days of request therefor by Lessor, to deliver to any lender or to any prospective buyer, ground lessor or other transferee designated by Lessor such financial statements of Lessee, its Guarantor and its parent company, if any, as may be reasonably required by such party. Such statements shall include the past three (3) years, financial statements of Lessee. All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes herein set forth.

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                     ARTICLE 38.  WAIVER

38.1 Effect of Waiver. The waiver by Lessor of any breach of any Lease provision shall not be deemed to be a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition therein
contained.    The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any provision of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

                    ARTICLE 39.  HOLDING OVER

39.1 Month-to-Month Tenancy on Acceptance.    If Lessee should remain
in possession of the Leased Premises after the expiration of the Term and without executing a new Lease, then, upon acceptance of rent by Lessor, such holding over shall be construed as a tenancy from month-to-month, subject to all the conditions, provisions and obligations of this Lease as existed during the last month of the Term hereof, so far as applicable to a month to month tenancy, except that the Minimum Rent shall be equal to twice the Minimum Rent payable immediately prior to the expiration or sooner termination of the Lease.
               ARTICLE 40.  SUCCESSORS AND ASSIGNS

40.1 Binding Effect. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

                         ARTICLE 41.  TIME

41.1 Time of the Essence. Time is of the essence of this Lease with respect to each and every article, section and subsection hereof.

               ARTICLE 42.  EFFECT OF LESSOR'S CONVEYANCE

42.1 Release of Lessor. If, during the Term, Lessor shall sell its interest in the Building or Complex of which the Leased Premises form a part, or the Leased Premises, then from and after the effective date of the sale or conveyance, Lessor shall be released and discharged from any and all obligations and responsibilities under this Lease, except those already accrued.

                     ARTICLE 43.  COMMON AREAS

43.1 Lessor shall, in Lessor's sole discretion, maintain the Common Areas (subject to reimbursement pursuant to Article 8 hereof), establish and enforce reasonable rules and regulations concerning such areas, close any of the Common Areas to whatever extent required in the opinion of Lessor's counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, close temporarily any of the Common Areas for maintenance purposes, and make changes to the Common Areas including, without limitation, changes in the location of driveways, corridors, entrances, exits, vehicular parking spaces, parking area, the designation of areas for the exclusive use of others, the direction of the flow of traffic or construction of additional buildings thereupon. Lessor may provide security for the Common Areas but is not obligated to do so.

                    ARTICLE 44.  LATE CHARGES

  44.1 Late Payment by Lessee. If any installment of rent, or any other payment due hereunder from Lessee is not received by Lessor within ten (10) days of the date when due, Lessee shall pay to Lessor an additional sum of ten percent (10%) of such rent or other charge as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the cost that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee default with respect to the overdue amount, or prevent Lessor from exercising any other rights or remedies available to Lessor.

                 ARTICLE 45.  CORPORATE AUTHORITY

45.1 Authorization to Execute.   If Lessee is a corporation, each individual
executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

                 ARTICLE 46.  MISCELLANEOUS PROVISIONS

46.1 Captions. The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

       WH                         19
    Lessor's                                              Lessee's
    Initials                                              Initials
                                                      PRET-FSOS.45

46.2 Number and Gender. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders, and the word "person" shall include corporation, firm or association. If there be more than one Lessee, the obligations imposed under this Lease upon Lessee shall be joint and several.

46.3 Modifications. This instrument contains all of the agreements, conditions and representations made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties to this Lease.

46.4 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

46.5 Joint and Several Liability. Should Lessee consist of more than one person or entity, they shall be jointly and severally liable on this Lease.

46.6 Survival of Obligations. All obligations of Lessee which may accrue or arise during the Term or as a result of any act or omission of Lessee during said Term shall, to the extent they have not been fully performed, satisfied or discharged, survive the expiration or termination of this Lease.

46.7 Real Estate Brokers. Lessor and Lessee each represents and warrants to the other party that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for it in connection with this Lease other than Grubb & Ellis (Representing Lessee) and United Property Services (Representing Lessor). Brokers shall be compensated solely by Landlord in accordance with separate agreements. Lessor and Lessee shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying party in connection with this Lease.

46.8 Interest on Past Due Amounts.   If any sum due Lessor from Lessee is not
received by Lessor within five (5) calendar days after the date such sum is due and payable, if such sum remains unpaid then, ten (10) days after receipt of written notice by Lessee such sum shall bear interest from the due date until paid by Lessee at the rate of two percent (2%) above the Prime Rate (as herein defined), not to exceed the maximum rate of interest allowed by law in the state where the Leased Premises are located, and such interest shall be deemed to be additional rent. "Prime Rate" means the highest rate charged by Bank of America NT&SA, San Francisco Main Office, on short-term unsecured loans to its most creditworthy corporate borrowers.

   IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year first written above.

 LESSOR                                    LESSEE
 PEREGRINE REAL ESTATE TRUST               THERMOGENESIS CORPORATION

By:                                        By:
Print: William Hugran                      Print: Walter Ludt

Its:                                       Its: Chief Operating Officer

Date:     12/12/95                         Date: 12/7/95

By:                                        By:

Print:                                     Print: Charles Griffiths

Its:                                       Its: Vice President, Marketing

Date:                                      Date: 12/7/95




FOR OFFICE USE ONLY:
PREPARED BY:
REVIEWED BY:
APPROVED BY:


       WH                            20
      Lessor'&                                              Lessee's
      Initials                                              Initials
                                                        PRET-FSOS.45

ADDENDUM TO LEASE

This Addendum, dated this 15th day of November, 1995, to that certain Lease dated December 6, 1995, by The Peregrine Real Estate Trust as "Landlord, and ThermoGenesis Corporation as "Tenant", for the premises known at 2893 Sunrise Blvd., Suite 206-208, Rancho Cordova, California, comprising approximately 3,645 square feet, is as follows:

 1.    BASE RENT:    Tenant shall pay base rent per the following
       schedule:

       December 15,  1995 - January 14, 1996                  $0.00
       January 15,   1996 - January 14, 1997                  $4,009.50
       January 15,   1997 - January 14, 1998                  $4,191.75

 2.    TENANT IMPROVEMENTS:     Landlord, at Landlord's sole expense,
       shall provide Tenant Improvements including new carpet and paint in accordance with the attached Construction Floor Plan, Exhibit "A".

       If the Tenant elects to lower the height of the centrally located partitions then the Tenant shall approve the cost for such work in advance and the agreed upon amount shall be charged during the' free rent period (December 15 through January 14, 1996).

 3.    COVERED PARKING:     Tenant shall be assigned one (1) covered
       parking space at no charge.



 LANDLORD:                              TENANT:

 THE PEREGRINE REAL ESTATE TRUST        THERMOGENESIS CORPORATION

 By:                                    By:

Print: William Hugran                   Print: Walter Ludt

Its:                                    Its: Chief Operating Officer

Date:     12/12/95                      Date: 12/7/95

By:                                     By:

Print:                                  Print: Charles Griffiths

Its:                                    Its: Vice President, Marketing

Date:                                   Date: 12/7/95

                    ADDENDUM TO THE LEASE

     "Notwithstanding anything to the contrary in this Lease, Lessee shall be entitled to an abatement or reduction in rent (both monthly Minimum Rent and Lessee's share of Operating Costs) in the event it is unable to use the Premises for its business purposes for a period of two (2) consecutive business days or more as a result of an interruption, reduction or cessation of any Building services or utilities, or any repair being made to the Premises or Building, or for any other reason, so long as Lessee did not cause such event to occur, notwithstanding whether or not such interruption is within the control of the Lessor."


     LANDLORD:                                TENANT:

     THE PEREGRINE REAL ESTATE TRUST          THERMOGENESIS
                                              CORPORATION

     BY:                                      BY:

     PRINT:                                   PRINT:  Walter Ludt

     ITS:                                     ITS:    Chief Operating Officer

     DATE:                                    DATE:  12/7/95

     BY:                                      BY:

     PRINT:                                   PRINT: Charles Griffiths


     ITS:                                     ITS:   Vice President, Marketing
                                                     & Sales

     DATE:                                     DATE: 12/7/95

                                 EXHIBIT "A"
                                LIST OF COSTS
                               THAT SHALL NOT
                          BE INCLUDED AS OPERATING COSTS

     (1) Repairs or other work occasioned by fire, wind storm or other casualty to the extent Lessor is reimbursed by insurance;
     (2) Leasing commissions, attorney's fees and other costs expenses incurred in connection with negotiations or disputes with present or perspective tenants or other occupants of the Building or Project;
     (3) Costs (including permit, license and inspection costs) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or occupants of vacant space;
     (4) Lessor's cost of services sold to Lessee and provided or sold to others, and for which Lessor is entitled to reimbursement other than through payment of rent;
     (5) Costs incurred by Lessor for alterations which are considered capital improvements and replacements under generally accepted accounting principals, consistently applied, provided, however, that Operating Costs shall include the annual amortization of costs, including financing costs, in any, incurred by Lessor for any capital improvements installed or paid for by Lessor and required by any change in laws, rules or regulations of governmental or quasi-governmental authority having jurisdiction (other than changes requested by Lessor), which costs are amortised over the useful life of such capital improvements, unless attributable to the activities of, or made primarily for the benefit of, a particular tenant ("Permitted Amortization Costs");
     (6) Depreciation and amortization except for "Permitted Amortization Costs" and except on materials, tools, supplies and vendor-type equipment purchased by Lessor to enable Lessor to supply services Lessor might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party services, all as determined in accordance with generally accepted accounting principals, consistently applied;
     (7) Except for "Permitted Amortization Costs", costs of a capital nature including capital improvements, capital repairs, capital equipment, and capital tools, all as determined in accordance with generally accepted accounting principals consistently applied;
     (8) Expenses in connection with services or other benefits which are not provided to Lessee but which are provided to another tenant or occupant of the Building or Project;
     (9) Costs incurred due to violation by Lessor or any tenant of the terms or conditions of any lease of this space in the Building or Project;
     (10) Overhead and profit increments paid to Lessor or its subsidiaries or affiliates of Lessor for services provided with respect to the management, operation, maintenance and repair of the Building or the Project to the extent the same exceeds the costs of such services render by unaffiliated third parties on a competitive basis;
     (11) Lessor's general overhead and administrative expenses;
     (12) Any compensation paid to clerk's, attendants, or other persons in commercial concessions operated by Lessor;
     (13) All items and services for which Lessee or any other tenant in the Building or the Project reimburses Lessor or which Lessor provided selectively to one or more tenants (other than Lessee) without reimbursement;
     (14) Advertising and promotional expenditures;
     (15) Any other expense which under generally accepted accounting principals, consistently applied, would not be considered a normal maintenance or operating expense;
     (16) Costs incurred to repair or replace mechanical equipment of systems used in the Building to the extent such costs are reimbursed by any warranty on such equipment or systems; and
     (17) Salaries and wages of Lessor's executives at any level above the level of on-premises manager or an equivalent.

Exhibits of Schematics and Floor Plans Omitted.

                            NOTICE OF LEASE TERM DATES


To:                                                    Date:

Re: Lease dated ____________________ 19__ Between Landlord and _____________________________________ Tenant, concerning Suite
Located at _________________________________________________________
____________________________________________________________________


Gentlemen:

In accordance with the subject Lease, we wish to advise and/or confirm as follows:

1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the subject Lease, and that there is no deficiency in construction.
2.   That the Tenant has possession of the subject Premises and acknowledges that under the provisions of the subject Lease, the term of said Lease shall commence as of ________________ for a term of ______, ending on _______________.
3.   That in accordance with the subject Lease, rental commenced to accrue on _______________________.
4.   If the commencement date of the subject Lease is other than the first day of the month, the first billing will contain a pro rata adjustment.
Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.
5. Rent is due and payable in advance on the first day of each and every month during the term of said Lease. Your rent checks should made payable to:
__________________________________________________________________________
At________________________________________________________________________
__________________________________________________________________________



                   AGREED AND ACCEPTED

By:
Print Name                              By:
Title                                   Its
By                                      By
Print Name                              Print Name
Title                                   Its
                                        By
                                        Print Name
                                        Title
Date                                    Date
(Tenant)                                (Landlord)

                             EXHIBIT F


                             RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building, without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation or this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord, using materials of Landlord's choice and in a style and format approved by Landlord.

2. Tenant must use Landlord's blinds in all exterior and atrium window offices. No awning shall be permitted on any part of the Premises.
Tenant shall no (place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all Cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; however, nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant, no employee or invitee of any tenant shall go upon the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of Tenants only, and Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, sad except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness or the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however it occurs, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

6. Landlord will furnish Tenant, free of charge, two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. If Tenant requires telegraphic, telephonic, burglar alarm or similar systems, it shall first obtain and comply with Landlord's instructions in their installation.

8. Any freight elevator shall be available for use by all tenants in the Building subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.
9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight,size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects,if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed an maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than those limited quantities necessary for the operation of office equipment. Tenant shall not use or permit to be used in the Premises any foul noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

12. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

13. Landlord reserves the right , exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14. Landlord reserves the right to exclude from the building between the hours of 6 p.m. and 7 a.m. the following day or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such person. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services nor shall Tenant accept barbaring or bootblacking services upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

17. The toilet rooms, toilets, urinals, wash basins and other apparatus shall not be used for any other purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18. Tenant shall not sell, or permit the sale at retail, or newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than the specifically provided for in Tenant's Lease.

19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except to install normal wall hangings. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

21. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

22. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

23. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24.  Tenant shall store all its trash and garbage within its Premises.
Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Premises except that use by Tenant of Underwriter's Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26. Tenant shall not use in any space or in the public halls of the building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building. 27. Without the written consent of Landlord, tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

28. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
29. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked an other means of entry to the Premises closed.

30. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor drive or non-motor driven bicycles or four-wheeled trucks. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.

32. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

33. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

34.  Landlord reserves the right to make such other and reasonable
Rules and Regulation as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated any additional rules and regulations which are adopted.

35. Tenant shall be responsible for the observance of all the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.